UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2014

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

(Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Gyrodyne Company of America, Inc. (the “Company”) held on December 5, 2014 (the “2014 Meeting”), the Company’s shareholders voted on the matters set forth below. Each issued common share was entitled to one vote on the proposals voted on at the 2014 Meeting. Of the 1,482,680 shares of the Company’s common stock outstanding and eligible to vote at the 2014 Meeting, 1,205,391 shares, or 81.30% of the eligible common stock, were present either in person or by proxy. The final results of the matters voted on at the 2014 Meeting are provided below.

1.	On the proposal to elect one director, the voting totals were as follows:

Name	For	Withheld	Broker Non-Votes
Elliot H. Levine	370,258	29,219	805,914

The other directors whose terms of office as a director continued after the 2014 Meeting are as follows: Ronald J. Macklin, Philip F. Palmedo, Paul L. Lamb, Nader G.M. Salour, and Richard B. Smith.

2.	On the proposal to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the 2014 Proxy Statement, the voting totals were as follows:

For	Against	Abstain	Broker Non-Votes
360,718	29,498	9,261	805,914

3.	On the proposal to ratify the engagement of Baker Tilly Virchow Krause, LLP as independent accountants for the 2014 fiscal year, the voting totals were as follows:

For	Against	Abstain
1,196,230	3,458	5,703

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By: /s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

Date: December 9, 2014